[LETTERHEAD OF LARSSON, WOODYARD & HENSON, LLP]

March 26, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have reviewed the statements made by First Robinson Financial Corporation included under Item 4 of Form 8-K dated March 25, 2004 and we agree with the statements made by the Registrant therein.

Very truly yours,


/s/ Larsson, Woodyard & Henson, LLP


/s/ Eric V. Bradham
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Larsson, Woodyard & Henson, LLP

By:    Eric V. Bradham
Title: Partner